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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Otter Tail Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2004
Proxy Statement and
Annual Meeting Notice

Otter Tail Corporation
Annual Meeting of
Shareholders

Monday, April 12, 2004

10 A.M., CST

Bigwood Event Center

921 Western Avenue
(Highway 210 West and Interstate 94)

Fergus Falls, Minnesota

Coffee will be served at 9:15 A.M., and lunch will
follow the meeting. No reservation is necessary.

Please present your admission ticket, which is
attached to your proxy.

For Information:
Email	Shareholder Services at sharesvc@ottertail.com
Internet	www.ottertail.com
Fax	218-998-3165
Phone	800-664-1259 or 218-739-8479
Mail	Otter Tail Corporation
Box 496 Fergus Falls, Minnesota 56538-0496

March 17, 2004

To the Holders of Common Shares
of Otter Tail Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Otter Tail Corporation, which will be held at the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, at 10:00 A.M. on Monday, April 12, 2004.

Enclosed are a formal Notice of Annual Meeting and the Proxy Statement, which describe the business to be conducted at the meeting. The Board of Directors proposes that shareholders reelect Mr. Arvid R. Liebe, Mr. John C. MacFarlane, and Mr. Gary J. Spies for three-year terms on the Board of Directors. Shareholders will be asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of Otter Tail Corporation for 2004.

Your vote is important. Whether or not you attend the meeting, we encourage you to vote your shares. You may vote your shares on the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided with your proxy card. Of course, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Strong Retirement Plan Services.

I have enclosed a copy of Otter Tail Corporation’s 2003 Annual Report.

Sincerely,

John C. MacFarlane Chairman of the Board

Notice of Annual Meeting

Notice is hereby given to the holders of common shares of Otter Tail Corporation that the Annual Meeting of Shareholders of Otter Tail Corporation will be held in the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, on Monday, April 12, 2004, at 10:00 A.M. to consider and act upon the following matters:

1.	To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years.

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year 2004.

3.	To transact such other business as may properly be brought before the meeting.

March 17, 2004	George A. Koeck
Corporate Secretary and General Counsel

Your Vote is Important

Please vote your proxy by telephone or the Internet as described in the instructions on the enclosed proxy card. Or sign and return the proxy card in the enclosed envelope, which does not require postage if mailed in the United States. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Strong Retirement Plan Services.

Proxy Statement Questions and Answers
Outstanding Voting Shares
Election of Directors
Meetings and Committees of the Board
Contact with the Board of Directors
Director Compensation
Management’s Security Ownership
Executive Compensation
Compensation Committee Report on Executive Compensation
Summary Compensation Table
Options/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values
Pension and Supplemental Retirement Plans
Severance and Employment Agreements
Report of Audit Committee
Stock Performance Graph
Approval of Auditors
Shareholder Proposals for 2005 Annual Meeting
Other Business
Appendix 1 Audit Committee Charter

Proxy Statement Questions and Answers	1

Outstanding Voting Shares	2

Election of Directors

Nominees	3

Continuing Directors	4

Meetings and Committees of the Board	5

Contact with the Board of Directors	7

Director Compensation	7

Management’s Security Ownership	8

Executive Compensation

Compensation Committee Report on Executive Compensation	9

Summary Compensation Table	12

Options/SAR Grants in Last Fiscal Year	13

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values	13

Pension and Supplemental Retirement Plans	14

Severance and Employment Agreements	16

Report of Audit Committee	17

Stock Performance Graph	18

Approval of Auditors	19

Shareholder Proposals for the 2005 Annual Meeting of Shareholders	20

Other Business	20

Appendix 1: Audit Committee Charter	21

Proxy Statement Questions and Answers

1. Q:	Why am I receiving these materials?

A:	The Board of Directors of Otter Tail Corporation provides these proxy materials for use at the Annual Meeting of Shareholders to be held on April 12, 2004. As a shareholder you are invited to attend the annual meeting and are entitled to vote on the proposals described in this proxy statement. These materials were sent to shareholders on or about March 17, 2004.

2. Q:	Who is entitled to vote at the annual meeting?

A:	Only common shareholders of record at the close of business on February 13, 2004 are entitled to vote at the annual meeting. As of the record date, 25,781,402 common shares of Otter Tail Corporation were issued and outstanding. Each shareholder is entitled to one vote per share.

3. Q:	What issues may I vote on at the annual meeting?

A:	You may vote on the election of three nominees to serve on the Board of Directors, to ratify Deloitte & Touche LLP as independent auditors for 2004, and on any other business that is properly brought before the meeting.

4. Q:	How do I vote my shares?

A:	You may vote either in person at the annual meeting or by granting a proxy. If you desire to grant a proxy, then you have three voting options:

•	by telephone

•	by Internet

•	by proxy card

If you intend to vote by proxy, please refer to the instructions included on your proxy card. Voting by proxy will not affect your right to vote your shares if you attend the annual meeting and desire to vote in person.

5. Q:	May I change my vote?

A:	You have the right to revoke your proxy any time before the annual meeting by:

•	Providing written notice to an officer of Otter Tail Corporation and voting in person at the annual meeting.

•	Submitting another proper proxy by telephone or the Internet.

•	Submitting a new written proxy bearing a later date at any time before the proxy is voted at the meeting.

6. Q:	How are the votes counted?

A:	In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more nominees. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees, and FOR the appointment of Deloitte & Touche LLP as independent auditors.

Shares voted as abstentions on any matter (or as “withhold authority” as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained.

If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

7. Q:	Where and when will I be able to find the results of the voting?

A:	Preliminary results will be announced at the Annual Meeting of Shareholders. Otter Tail Corporation will publish the final results in its quarterly report on Form 10-Q for the quarter ending June 30, 2004 to be filed with the Securities and Exchange Commission. You may also find the results on our website www.ottertail.com.

8. Q:	Who bears the cost of soliciting votes for the annual meeting?

A:	Otter Tail Corporation will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to soliciting proxies by mail, officers and employees of Otter Tail Corporation may solicit them by telephone or in person. Employees receive no additional compensation for these solicitation activities.

Outstanding Voting Shares

The only persons known to Otter Tail Corporation to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5 percent of the outstanding common shares of Otter Tail Corporation as of February 13, 2004, are as follows:

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class

Otter Tail Corporation Employee Stock Ownership Plan c/o Strong Retirement Plan Services 401 Woodland Prime Menomonee Falls, WI 53051	1,725,263	(1)	6.7%

Cascade Investment L.L.C. 2365 Carillon Point Kirkland, WA 98033	1,547,799	(2)	6.0%

(1)	The common shares owned by the Employee Stock Ownership Plan (ESOP) are held in trust for the benefit of participants in the ESOP for which State Street Bank and Trust is Custodian and Strong Retirement Plan Services is Trustee, subject to the direction of the ESOP Retirement Committee. The ESOP has sole investment power over the common shares held in trust. Participants are entitled to instruct the ESOP Trustee on how to vote all common shares allocated to their accounts (1,687,965 common shares as of December 31, 2003) and will receive a separate proxy for voting such shares. All common shares allocated to the participants for which no voting instructions are received will be voted by the Trustee in proportion to the instructed shares. All unallocated common shares held by the ESOP (none as of December 31, 2003) will be voted as directed by the Retirement Committee.

(2)	According to Form 13G dated February 17, 2004, the common shares owned by Cascade Investment L.L.C. as of December 31, 2003, are deemed to be owned beneficially by William H. Gates, III, as the sole member of Cascade Investment L.L.C.

Election of Directors

The terms of Mr. Arvid R. Liebe, Mr. John C. MacFarlane, and Mr. Gary J. Spies expire at the time of the 2004 Annual Meeting of Shareholders. The Board of Directors, upon recommendation of the Corporate Governance Committee, nominates them for reelection to serve three-year terms ending at the time of the annual meeting in 2007.

The affirmative vote of a majority of the common shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees is unable to serve, or for good reason will not serve, which is a contingency not now anticipated.

Brief biographies of the Director nominees and of the continuing Directors are found below. These biographies include the ages of the Directors (as of the 2004 Annual Meeting of Shareholders) and outlines of their business experiences. Each Director has held the same position or another executive position with the same employer for the past five years.

Effective December 31, 2003, the Board of Directors accepted the retirement of Maynard D. Helgaas from the Board and appointed Karen M. Bohn to fill the remainder of his term in accordance with the provisions of the Otter Tail Corporation Articles of Incorporation and Bylaws. Otter Tail Corporation is grateful to Mr. Helgaas for his exemplary service to the Corporation and its Shareholders.

The Board has determined that, with the exception of John C. MacFarlane, all of the Directors are independent as defined by the NASDAQ Listing Standards.

Name	Principal Occupation	Age	Director Since

Nominees for election for three-year terms expiring April 2007:

Arvid R. Liebe	President Liebe Drug, Inc. (retail business) Owner Liebe Farms, Inc. Milbank, South Dakota Mr. Liebe serves on the Compensation, Corporate Governance, and Executive Committees.	62	1995

John C. MacFarlane	Chairman of the Board Retired President and Chief Executive Officer Otter Tail Corporation Fergus Falls, Minnesota Mr. MacFarlane serves on the Executive Committee.	64	1983

Name	Principal Occupation	Age	Director Since

Gary J. Spies	Chairman and President Service Food, Inc. (retail business) Fergus Falls, Minnesota Chairman and President Spies, Inc. (retail business) Perham, Minnesota Partner Fergus Falls Development Company, Midwest Regional Development Company, LLC (land and housing development) Mr. Spies serves on the Audit and Corporate Governance Committees.	62	2001
Directors with terms that expire in April 2006:
Thomas M. Brown	Retired Partner Dorsey & Whitney LLP (law firm) Minneapolis, Minnesota Mr. Brown serves on the Compensation and Corporate Governance Committees.	73	1991

Karen M. Bohn	President and Chief Executive Officer Galeo Group, LLC (management consulting firm) Edina, Minnesota Ms. Bohn serves on the Audit and Corporate Governance Committees.	50	2003

Robert N. Spolum	Retired Chairman, President and Chief Executive Officer Melroe Company (industrial equipment manufacturer) Principal Robert N. Spolum & Associates (business consultants) Fargo, North Dakota Mr. Spolum serves on the Audit and Executive Committees.	73	1991

Name	Principal Occupation	Age	Director Since

Directors with terms that expire in April 2005:
Dennis R. Emmen	Retired Senior Vice President, Finance, Treasurer and Chief Financial Officer Otter Tail Power Company Fergus Falls, Minnesota Mr. Emmen serves on the Audit and Compensation Committees	70	1984

Kenneth L. Nelson	President and Chief Executive Officer Barrel O’Fun, Inc. President and Chief Executive Officer Kenny’s Candy, Inc. President and Chief Executive Officer Tuffy’s Pet Foods, Inc. (snack and pet foods manufacturing) Perham, Minnesota Mr. Nelson serves on the Audit Committee.	62	1990

Nathan I. Partain	President, Chief Executive Officer and Chief Investment Officer DNP Select Income Fund, Inc. (closed-end utility income fund) Executive Vice President Duff & Phelps Investment Management Co. Chicago, Illinois	47	1993
	Mr. Partain serves on the Audit, Compensation, and Executive Committees.

Meetings and Committees of the Board

The full Board of Directors of Otter Tail Corporation considers all major decisions of Otter Tail Corporation. The Board has established a standing Audit Committee, Compensation Committee, Corporate Governance Committee, and Executive Committee so that certain important matters can be addressed in more depth than may be possible in a full Board meeting. Committee charters can be found on the Otter Tail Corporation website at www.ottertail.com.

The full Board of Directors held a total of seven regularly scheduled and special meetings in 2003. The Board of Directors also held a planning retreat with senior management. In conjunction with each meeting and the retreat, the Board of Directors met in executive session without management present. Each incumbent Director attended all meetings of the Board of Directors held during the period for which he was a Director and all meetings of the committees during the periods he served on such committees. Each then-incumbent Director attended the Annual Meeting of Shareholders in 2003. The Corporation expects that all Directors and executive officers will attend the Annual Meeting of Shareholders.

Audit Committee

The Audit Committee reviews financial results of Otter Tail Corporation, reviews accounting, audit and control procedures, and retains and supervises the outside independent public accountants. The Audit Committee has oversight responsibility for the Corporation’s Code of Conduct. This committee is composed of six members of the Board of Directors who, for 2003, were Dennis R. Emmen, Kenneth L. Nelson, Nathan I. Partain, Gary J. Spies, and Robert N. Spolum. In 2004, Karen M. Bohn joined the committee. All committee members are independent as defined by the NASDAQ Listing Standards. The Board has determined that Mr. Emmen, Mr. Partain, and Mr. Spolum meet the SEC definition for financial expert and all remaining members of the Committee are financially literate. This committee held five meetings in 2003. For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee on page 17. A copy of the Audit Committee charter is attached as Appendix 1.

Compensation Committee

The Compensation Committee reviews, approves, and reports to the Board on compensation programs and benefit plan matters involving the Corporation’s Directors and executive officers. The Compensation Committee oversees the administration of the 1999 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan. Working with an outside compensation consultant, and subject to approval by the Board, this committee sets compensation for the Directors, the Chief Executive Officer, and certain executive officers. This committee is composed of four members of the Board of Directors who, for 2003, were Thomas M. Brown, Dennis R. Emmen, Maynard D. Helgaas, and Arvid R. Liebe, and all of whom are independent Directors, consistent with the NASDAQ Listing Standards. The committee held five meetings in 2003. For further information on the actions of the Compensation Committee, please refer to the Report of the Compensation Committee on page 9.

Corporate Governance Committee

The Corporate Governance Committee provides recommendations to the Board on candidates for election as Directors, on Director committee assignments, on actions necessary for the proper governance of Otter Tail Corporation, and on actions necessary for the evaluation of the performance of the Board of Directors and Chief Executive Officer. With input from the Chief Executive Officer, the committee recommends certain executive officers for annual election. The committee reviews, as necessary, changes in corporate governance required by statute or rule and makes recommendations to the Board on changes in structure, rule or practice necessary for compliance and for good corporate governance. The Board of Directors has not set minimum standards for Director candidates. Rather, it seeks highly qualified individuals with a wide variety of business and life experiences that will enable them to constructively review and guide management of Otter Tail Corporation. Otter Tail Corporation has successfully obtained highly qualified candidates for Directors without utilizing a paid outside consultant. Any shareholder may submit a recommendation for nomination to the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President and Chief Executive Officer, Otter Tail Corporation, Box 496, Fergus Falls, Minnesota 56538-0496. Such nominations will be given due consideration by the Corporate Governance Committee. The Corporate Governance Committee is composed of four members of the Board of Directors who, for 2003, were Thomas M. Brown, Maynard D. Helgaas, Nathan I. Partain, and Gary J. Spies, all of

whom are independent Directors, consistent with the NASDAQ Listing Standards. In 2004, Karen Bohn joined the committee. This committee held two meetings in 2003.

Executive Committee

The Executive Committee exercises certain powers of the Board between normally scheduled Board meetings and performs such duties as the Board may assign to it. This committee is composed of four members of the Board of Directors who, for 2003, were Arvid R. Liebe, John C. MacFarlane, Nathan I. Partain, and Robert N. Spolum. This committee did not meet in 2003.

Contact with the Board of Directors

Shareholders may contact the Board of Directors by either mail or e-mail. Questions may be sent to the entire Board, to a particular committee, or to an individual Director. The mailing address is Otter Tail Corporation, Board of Directors, Box 9156, Fargo, North Dakota 58106-9156 and the e-mail address is boardofdirectors@ottertail.com. Although reviewed by the General Counsel, all questions are forwarded to the Board of Directors or the appropriate committee or Director.

Director Compensation

All Directors of Otter Tail Corporation receive an annual retainer for their services as a Director, including service on committees. All Directors, except the Chairman, receive an annual retainer of $24,000. The Chairman receives an annual retainer of $60,000. All Directors receive a fee of $1,000 for attendance at each board and committee meeting. Each committee chair receives an additional retainer of $3,000 per year. In addition, Directors receive an actual expense or a $100 travel allowance if they are required to furnish their own transportation to board or committee meetings outside their city of residence.

In 2003, each Director received 1,300 shares of restricted stock, granted under the terms of the 1999 Stock Incentive Plan. The shares of restricted stock, which were granted on the date of the annual meeting, vest over a period of four years, at the rate of 25% per year, and are eligible for full dividend and voting rights.

Directors may elect to receive their compensation (other than expense reimbursements) in the form of cash, stock or a combination. Directors may elect to defer the receipt of all or part of their cash compensation pursuant to the Otter Tail Corporation Deferred Compensation Plan for Directors. The deferral may be in the form of cash or stock units. Cash deferrals receive interest at a rate equal to 1% over the prime commercial rate of U.S. Bank National Association. Deferrals in the form of stock units are credited quarterly with dividend equivalents equal to the dividend rate on the Otter Tail Corporation’s Common Stock and the deferred amount is paid out in shares of common stock.

Management’s Security Ownership

Listed in the following table are the number of common shares of Otter Tail Corporation beneficially owned by Directors and the executive officers named in the Summary Compensation Table, as well as the number of shares owned by Directors and executive officers of Otter Tail Corporation as a group as of December 31, 2003:

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)(2)		Class

Karen M. Bohn	—		—
Thomas M. Brown	10,022		—
Dennis R. Emmen	9,300	(3)	—
John D. Erickson	153,281	(4)	—
Maynard D. Helgaas	6,036		—
George A. Koeck	24,795		—
Arvid R. Liebe	7,591	(5)	—
Charles S. MacFarlane	15,593	(6)	—
John C. MacFarlane	265,308	(7)	—
Lauris N. Molbert	76,429		—
Kevin G. Moug	43,836	(8)	—
Kenneth L. Nelson	16,549		—
Nathan I. Partain	9,009	(9)	—
Gary J. Spies	5,880	(10)	—
Robert N. Spolum	22,244		—
All Directors and executive officers as a group	665,873		2.6%

(1)	Represents outstanding common shares beneficially owned both directly and indirectly as of December 31, 2003. The common share interest of the named persons as a group represents less than 3 percent of the aggregate amount of common shares issued and outstanding. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.

(2)	Includes common shares held by the Trustee of Otter Tail Corporation’s Employee Stock Ownership Plan for the account of executive officers of Otter Tail Corporation with respect to which such persons have sole voting power and no investment power, as follows:
Mr. Erickson, 4,981 shares; Mr. Koeck, 623 shares; Mr. C. MacFarlane, 145 shares; Mr. J. MacFarlane, 18,482 shares; Mr. Molbert, 184 shares; Mr. Moug, 177 shares; and all Directors and executive officers as a group, 24,592 shares.

Includes the following common shares subject to options exercisable within 60 days of December 31, 2003: Mr. Brown, 4,000 shares; Mr. Emmen, 4,000 shares; Mr. Erickson, 72,250 shares; Mr. Helgaas, 2,000 shares; Mr. Koeck, 12,500 shares; Mr. Liebe, 2,000 shares; Mr. C. MacFarlane, 5,750 shares; Mr. J. MacFarlane, 208,250 shares; Mr. Molbert, 40,000 shares; Mr. Moug, 24,000 shares; Mr. Nelson, 4,000 shares; Mr. Partain, 4,000 shares; Mr. Spies, 2,000 shares; and Mr. Spolum,

4,000 shares; and all Directors and executive officers as a group, 388,750 shares.

(3)	Includes 3,000 shares owned jointly with Mr. Emmen’s wife as to which he shares voting and investment power.

(4)	Includes 5,650 shares owned jointly with Mr. Erickson’s wife as to which he shares voting and investment power.

(5)	Includes 411 shares owned jointly with Mr. Liebe’s wife as to which he shares voting and investment power. Includes 29 shares owned by Mr. Liebe’s minor children as to which he, as custodian, has voting and investment power.

(6)	Includes 141 shares owned by Mr. C. MacFarlane’s minor children as to which he, as custodian, has voting and investment power.

(7)	Includes 25,036 shares owned jointly with Mr. J. MacFarlane’s wife as to which he shares voting and investment power.

(8)	Includes 731 shares owned jointly with Mr. Moug’s wife as to which he shares voting and investment power. Includes 10 shares owned by Mr. Moug’s minor children as to which he, as custodian, has voting and investment power.

(9)	Includes 1,000 shares owned jointly with Mr. Partain’s wife as to which he shares voting and investment power.

(10)	Includes 1,000 shares owned jointly with Mr. Spies’ wife as to which he shares voting and investment power.

No Director or executive officer of Otter Tail Corporation owned beneficially, directly or indirectly, on December 31, 2003 any shares of any series of cumulative preferred shares of Otter Tail Corporation except for Mr. Emmen, who owned 115 cumulative preferred shares of the $3.60 series.

The information with respect to beneficial ownership of securities of Otter Tail Corporation is based on information furnished to Otter Tail Corporation by each person included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Otter Tail Corporation’s Directors and certain executive officers and holders of more than 10 percent of Otter Tail Corporation’s common shares to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Otter Tail Corporation. Otter Tail Corporation believes that during the year ended December 31, 2003 its Directors and executive officers complied with all Section 16(a) filing requirements.

Executive Compensation

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is composed solely of independent Directors as defined by the NASDAQ Listing Standards, and operates under a written charter adopted by the Board of Directors. This committee is responsible for developing Otter Tail Corporation’s executive compensation program for Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck (referred to in this report as the “executive officers”) and recommending it to the Board of Directors. The components of the executive compensation program are base salary, annual incentive bonus, and long-term incentive in the form of restricted stock.

Working with an outside compensation consultant (Towers Perrin), the Compensation Committee develops annual recommendations for compensation for the Chief Executive Officer and the other executive officers. Towers Perrin prepared 2003 market-based compensation data at the 25th, 50th, and 75th percentiles for the four top management positions of Otter Tail Corporation, providing information on base salary, annual bonus, and total direct compensation. Towers Perrin based its report on general industry data for companies of comparable revenues because of the diversified operations of Otter Tail Corporation and the resulting skills required of its executive officers. Otter Tail Corporation utilized the 50th percentile as the midpoint for base salary, annual bonus, long-term incentives, and total direct compensation for each executive officer.

Compensation for Mr. C. MacFarlane was set by the Executive Vice President and Chief Operating Officer because Mr. C. MacFarlane is not elected to his position by the Board of Directors.

Base Salary

The Chief Executive Officer makes specific recommendations to the Compensation Committee with respect to adjustments in base salary for executive officers (other than himself) based upon the market data and analysis described above and other factors, which typically are subjective and reflect individual performances during the year or changes in corporate responsibilities. The Compensation Committee reviews the recommendations of the Chief Executive Officer for consistency with the market data. The committee may adjust base salaries, however, as it sees fit without respect to the market data or any other objective criteria. For 2003, base salary for each executive officer was below the midpoint of the market data.

Annual Incentive Bonus

The Compensation Committee utilizes an incentive bonus plan for Otter Tail Corporation’s executive officers. The Otter Tail Corporation Management Incentive Plan provides incentives to these officers if Otter Tail Corporation achieves certain performance targets. The annual incentive bonus is designed to place a significant portion of each executive officer’s annual cash compensation “at risk” depending upon the financial performance of Otter Tail Corporation for that year. The Compensation Committee is responsible for setting performance targets near the end of the first quarter each year and establishes total target payout percentages for each of these officers. For 2003, the target payouts were set below the midpoint of the market data and the performance targets were as follows:

1.	Corporate earnings per share. Each officer receives 25 percent of the total target payout if Otter Tail Corporation achieves the targeted earnings per share. Each officer receives 12 ½ percent of the total target payout if Otter Tail Corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation did not meet the minimum performance level for earnings per share in 2003.

2.	Corporate return on equity. Each officer receives 25 percent of the total target payout if Otter Tail Corporation achieves the targeted return on equity. Each officer receives 12 ½ percent of the total target payout if Otter Tail Corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation did not meet the minimum performance level for return on equity in 2003.

3.	Electric utility net income. Each officer receives 25 percent of the total target payout if the electric utility achieves its targeted net income. Each officer receives 12 ½ percent of the total target payout if the electric utility achieves the minimum performance level and additional increments up to 200% of the target payout for performance above the target. Electric utility net income reached the maximum performance level in 2003.

4.	Nonelectric return on capital. Each officer receives 25 percent of the total target payout if the nonelectric operations of the Corporation achieve its targeted return on capital. Each officer receives 12 ½ percent of the total target payout if the nonelectric operations achieve the minimum performance level. Each officer receives up to 175 percent of the total target payout if the nonelectric operations exceed its targeted performance level for return on capital. Otter Tail Corporation did not meet the minimum performance level for nonelectric operations return on capital in 2003.

The Compensation Committee has discretion over treatment of extraordinary gains, writeoffs, or other events in determining the amount of incentive bonus to be paid. All incentive payments for 2003 were based upon reported results. Mr. Erickson and Mr. Molbert each declined 50% of the 2003 annual incentive bonus.

Long-term Incentives

Long-term incentive compensation for executive officers is based on restricted stock awards granted by the Compensation Committee under Otter Tail Corporation’s 1999 Stock Incentive Plan. The Stock Incentive Plan is designed to attract and retain employees, officers, and nonemployee Directors capable of assuring Otter Tail Corporation’s future success. The plan is also designed to align the interests of executive officers with shareholders. The Board of Directors has designated the Compensation Committee to administer the plan.

In 2003 the Compensation Committee awarded restricted stock grants for 76,200 common shares to the executive officers as a group. The size of the grant awarded to each executive officer was intended to be competitive with awards to officers in similar positions in comparable companies, based on market data provided by Towers Perrin for the 50th percentile of long-term incentives and the 50th percentile of total direct compensation.

The committee also considered other criteria, such as years of service and individual performance. For 2003, the value of the long-term incentive compensation award to each executive officer was below the midpoint of the market data. The restricted shares vest at a rate of 25% per year provided the executive officer remains employed by Otter Tail Corporation.

Chief Executive Officer Compensation

The Board of Directors, upon the Compensation Committee’s recommendation, sets the Chief Executive Officer’s base salary. The committee determines the Chief Executive Officer’s base salary utilizing the same criteria as it utilizes to determine the base salaries for the other executive officers, but without recommendation from the Chief Executive Officer. The committee determines the Chief Executive Officer’s annual incentive bonus, if any, in the same manner that it determines the bonus of the other executive officers. In 2003, the committee granted the Chief Executive Officer an award of shares of restricted stock of 36,000 common shares, based on the same criteria as the grants to the other executive officers.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table. It is the committee’s policy to take reasonable steps to preserve this tax deduction.

Arvid R. Liebe, Chair
Thomas M. Brown
Dennis R. Emmen
Nathan I. Partain

Summary Compensation Table

The following table contains information about compensation to Otter Tail Corporation’s Chief Executive Officer and its other four most highly compensated executive officers for each of the last three fiscal years.

	Annual Compensation			Long-term Compensation Awards
					Securities
				Restricted	Underlying	All Other
Name and			Bonus	Stock Awards	Options/SARs	Compensation
Principal Position	Year	Salary	(1)	($)(2)	(#)	(3)

John D. Erickson	2003	$348,000	$61,600	$980,820	—	$14,600
President and CEO	2002	$320,000	$244,314	$1,078,096	—	$12,304
	2001	$248,625	$146,115	—	75,000	$10,261

Lauris N. Molbert	2003	$283,500	$50,750	$599,390	—	$14,600
Executive Vice President	2002	$254,000	$167,845	$448,162	—	$10,798
and COO	2001	$212,913	$152,250	—	50,000	$7,500

Kevin G. Moug	2003	$227,500	$46,000	$326,940	—	$15,800
Chief Financial Officer	2002	$215,000	$79,984	$216,246	—	$9,907
and Treasurer	2001	$191,250	$83,563	—	25,000	$7,500

George A. Koeck	2003	$197,500	$35,000	$168,919	—	$6,200
General Counsel and	2002	$187,500	$59,209	$162,968	—	$8,968
Corporate Secretary	2001	$180,000	$40,782	—	20,000	$7,202

Charles S. MacFarlane	2003	$216,250	$95,000	$54,490	8,000	$9,519
President, Otter Tail	2002	—	—	—	—	—
Power Company (4)	2001	—	—	—	—	—

(1)	Includes awards under the incentive bonus program for certain executive officers described above in the Compensation Committee Report on Executive Compensation. The bonus amount for Mr. Erickson and Mr. Molbert reflects the fact that each declined 50% of the 2003 annual incentive bonus.

(2)	At year end 2003, the named officers had the following Restricted Shares/Value:
Mr. Erickson, 61,800/$1,651,914; Mr. Molbert, 32,725/$874,739; Mr. Moug, 17,175/$459,088; Mr. Koeck, 10,558/$282,215; Mr. C. MacFarlane, 2,561/$68,456. Dividends are paid on the restricted shares. The restricted stock vests 25% each year over a four-year period provided the executive officer remains employed by Otter Tail Corporation.

(3)	Amounts of All Other Compensation for 2003 consists of (i) amounts contributed by the Company under the Otter Tail Corporation Retirement Savings Plan for 2003 as follows: Mr. Erickson, $5,000; Mr. Molbert, $5,000; Mr. Moug, $5,000; Mr. Koeck, $5,000; Mr. C. MacFarlane, $5,000 (ii) a car allowance as follows: Mr. Erickson, $9,600; Mr. Molbert, $9,600; Mr. Moug, $10,800; Mr. Koeck, $1,200 and (iii) the amount of the Company’s contribution under the Employee Stock Ownership Plan for 2003 which was invested in shares of Common Stock for the account of Mr. C. MacFarlane, $4,519. There were no ESOP contributions to Mr. Erickson, Mr. Molbert, Mr. Moug and Mr. Koeck.

(4)	Mr. C. MacFarlane became President of Otter Tail Power Company on May 1, 2003.

Options/SAR Grants in Last Fiscal Year (1) (2)

The following table provides information on grants of stock options in 2003 to the officer named below.

Percent of Total
		Options/SARs			Grant Date
	Number of Securities	Granted to			Present
	Underlying Options/	Employees in	Exercise or Base	Expiration	Value
	SARs Granted(#)	Fiscal Year	Price ($/Share)	Date	($)(1)

Charles S. MacFarlane	8,000	3.59%	$27.245	4/13/2013	$43,360

(1)	Each option was granted with a term of ten years and becomes exercisable as to 25% of the common shares covered thereby on each of the first through fourth anniversaries of the grant date. All options become fully exercisable upon a change of control. The exercise price may be paid by delivery of common shares, and tax withholding obligations related to exercise may be paid by delivery or withholding of common shares.

(2)	In accordance with Securities and Exchange Commission Rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Otter Tail Corporation’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for the purpose of calculating the grant date present value for the options granted: expected life of the option of seven years, volatility at 26.28%, dividend yield of 4.00% and discount rate of 3.659%.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table provides information on option exercises in 2003 by the officers named below and on the number and value of any unexercised options held by these officers at the end of 2003.

			Number of Securities Underlying		Value of Unexercised In-the-
			Unexercised Options/SARs at		Money Options/SARs at
			Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Shares
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John D. Erickson	—	—	72,250	43,750	$269,515	$61,625
Lauris N. Molbert	—	—	40,000	30,000	$119,500	$46,900
Kevin G. Moug	—	—	24,000	15,750	$89,070	$28,685
George A. Koeck	4,125	$30,112	12,500	14,125	$17,250	$33,593
Charles S. MacFarlane	—	—	5,750	15,250	—	—

(1)	Based on $26.73 per share, which was the closing price of a share of the Common Stock on NASDAQ on December 31, 2003

Pension and Supplemental Retirement Plans

The following table estimates the aggregate annual amount of lifetime benefits, as of January 1, 2004, that would be payable under Otter Tail Corporation’s tax-qualified defined benefit pension plan to participants in the final average earnings and years of credited service categories indicated:

Table 1

With 401(a)(17) and 415 Limitations
Old Plan Formula - 37% (Corporate and Coyote Union)

	Years of Service
Annual Final
Average Earnings	15	20	25	30	40 or more

$40,000	$7,400	$9,867	$12,333	$14,800	$16,280
60,000	$12,541	$16,721	$20,901	$25,081	$27,590
80,000	$18,041	$24,054	$30,068	$36,081	$39,690
100,000	$23,541	$31,388	$39,235	$47,081	$51,790
120,000	$29,041	$38,721	$48,401	$58,081	$63,890
140,000	$34,541	$46,054	$57,568	$69,081	$75,990
160,000	$40,041	$53,388	$66,735	$80,081	$88,090
180,000	$45,541	$60,721	$75,901	$91,081	$100,190
200,000	$51,041	$68,054	$85,068	$102,081	$112,290
220,000*	$52,416	$69,888	$87,360	$104,831	$115,315
240,000*	$52,416	$69,888	$87,360	$104,831	$115,315

* Compensation used for benefits is limited to $205,000 from the qualified plan

Table 2

With 401(a)(17) and 415 Limitations
New Plan Formula - 38% (Non-Coyote Union, Non-Corporate, Non-Union)

	Years of Service
Annual Final
Average Earnings	15	20	25	30	40 or more

$40,000	$7,600	$10,133	$12,667	$15,200	$16,720
60,000	$12,841	$17,121	$21,401	$25,681	$28,250
80,000	$18,441	$24,588	$30,735	$36,881	$40,570
100,000	$24,041	$32,054	$40,068	$48,081	$52,890
120,000	$29,641	$39,521	$49,401	$59,281	$65,210
140,000	$35,241	$46,988	$58,735	$70,481	$77,530
160,000	$40,841	$54,454	$68,068	$81,681	$89,850
180,000	$46,441	$61,921	$77,401	$92,881	$102,170
200,000	$52,041	$69,388	$86,735	$104,081	$114,490
220,000*	$53,441	$71,254	$89,068	$106,881	$117,570
240,000*	$53,441	$71,254	$89,068	$106,881	$117,570

* Compensation used for benefits is limited to $205,000 from the qualified plan

A participant’s final average earnings for those officers in the Corporate Group (Mr. Erickson, Mr. Molbert, Mr. Moug and Mr. Koeck) is determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant’s retirement which produces the highest average salary (Table 1). As a nonunion utility participant, Mr. C. MacFarlane’s final average earnings is determined using the 30 consecutive months out of the last 10 consecutive years (Table 2). As of December 31, 2003, the annual final average earnings and actual credited years of service for each of the officers were as follows: Mr. Erickson, $287,393 (23 years), Mr. C. MacFarlane, $179,060 (2 years), Mr. Molbert, $268,750 (2 years), Mr. Moug, $221,250 (2 years), Mr. Koeck, $180,372 (4 years).

The benefits in the foregoing table were calculated as a straight life annuity. Because covered compensation takes into account an average of annual Social Security benefits, there is no deduction for Social Security under the pension plan. The amounts shown in the tables on page 14 reflect the limits imposed by Sections 415 or 401(a)(17) of the Internal Revenue Code.

Otter Tail Corporation maintains the Executive Survivor and Supplemental Retirement Plan, which was amended and restated effective January 1, 2002. This plan is designed to provide survivor and retirement benefits for certain executive officers and other key management employees in order to attract and retain employees of outstanding competence. Each of the officers in the Summary Compensation Table is a participant in this plan. If a participant who is deemed to be an executive officer under the plan dies while employed by Otter Tail Corporation, Otter Tail Corporation will pay the participant’s beneficiary an amount equal to four times the participant’s annual salary and bonus at the time of death. If an executive officer under the plan dies after retirement or dies after termination for other reasons with a vested benefit, Otter Tail Corporation will pay the executive’s beneficiary a lesser amount, depending on the participant’s age at death and his or her vested percentage.

In addition to these survivor benefits, the Executive Survivor and Supplemental Retirement Plan provides retirement benefits to Mr. Erickson and Mr. Koeck, equal to 70% of the executive’s salary and bonuses during the 12 months before retirement offset by the executive officer’s Social Security benefit and the amount of the executive officer’s benefit from Otter Tail Corporation’s qualified pension plan if it were paid in the form of a single life annuity. The retirement benefit is paid in the form of a 15-year certain or life annuity or a 50% joint and survivor annuity. The benefit vests over five years. Mr. Koeck’s benefit amount accrues over a 15-year period beginning with his date of hire.

Mr. Molbert, Mr. C. MacFarlane, and Mr. Moug are also participants in the Executive Survivor and Supplemental Retirement Plan. The benefit for Mr. C. MacFarlane, Mr. Molbert, Mr. Moug is equal to 65% of the executive’s Final Average Earnings as defined by the plan, with the same offsets as shown above. The benefit amount vests after five years of service under the plan, with the full benefit amount accruing over 15 years. The retirement benefit is paid in the form of a 15-year certain or life annuity or a 50% joint and survivor annuity.

All participants who retire early (after 10 years of service and age 55) or who terminate before retirement with a vested benefit in the plan will be paid a reduced amount. If a participant dies while still employed, his or her beneficiary will be paid the actuarial equivalent of the participant’s benefit in 15 annual installments. Upon a Change in Control as defined by the plan, or in the event of the death of the participant while actively employed by Otter Tail Corporation, the participant becomes

100% vested in his or her accrued benefit. In the event of disability, Years of Credited Service and Years of Participation continue to accrue under the plan until such time as payments under Otter Tail Corporation’s Long Term Disability Plan end. At any time after a change in control or following termination of employment, a participant is entitled to receive upon request a lump sum distribution of 90% of his or her benefits in the plan with forfeiture of the remaining benefits.

The Board of Directors has the right to amend, suspend, or terminate the plan, but no such action can reduce the benefits already accrued. Otter Tail Corporation has purchased insurance on the lives of many of the participants to provide sufficient funding to satisfy the benefit obligations payable under this plan. The estimated annual benefits payable under the plan upon retirement at age 65 for each of the named officers, assuming salary is unchanged from 2003, and bonus determined by actuarial assumptions based on past financial performance, is as follows: Mr. Erickson, $172,350; Mr. Molbert, $99,375; Mr. Moug, $64,631; Mr. Koeck, $83,795; Mr. C. MacFarlane $78,205.

Severance and Employment Agreements

Otter Tail Corporation has entered into change of control severance agreements (the Severance Agreements) with Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, Otter Tail Corporation terminates the officer’s employment without Cause or the officer terminates his employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the officer’s salary (at the highest annual rate in effect during the three years prior to the termination) and average annual bonus (for the three years prior to the termination); (ii) three years of continued life, health and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between Otter Tail Corporation and the officer; and (v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the Severance Agreements, “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to Otter Tail Corporation; “Good Reason” is defined to include a change in the employee’s responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of Otter Tail Corporation, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of Otter Tail Corporation’s Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.

Otter Tail Corporation has entered into employment agreements (the Employment Agreements) with Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck. The Employment Agreements provide that if Otter Tail Corporation terminates the employment of one of the officers for cause or if one of the officers terminates the employment relationship without good reason that the officer shall receive base pay and benefits through the date of termination. Alternatively, if Otter Tail Corporation terminates the employment of one of the officers for any other reason, or if one of the officers terminates the employment relationship for good reason, Otter Tail Corporation shall pay a severance payment equal to one and one-half times the sum of the officer’s base pay plus his most recent annual incentive payment in full satisfaction of Otter Tail Corporation’s obligations to the officer.

Report of Audit Committee

The Audit Committee of Otter Tail Corporation’s Board of Directors is composed of six independent Directors, as defined by NASDAQ Listing Standards, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is attached as Appendix 1. The Audit Committee retains and supervises Otter Tail Corporation’s independent accountants, currently Deloitte & Touche LLP, subject to shareholder ratification.

Management is responsible for Otter Tail Corporation’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Otter Tail Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Otter Tail Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Otter Tail Corporation’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Robert N. Spolum, Chair
Karen M. Bohn
Dennis R. Emmen
Kenneth L. Nelson
Nathan I. Partain
Gary J. Spies

Stock Performance Graph

The graph below compares the cumulative total shareholder return on Otter Tail Corporation’s common shares for the last five fiscal years with the cumulative total return of the NASDAQ Market Index and the Edison Electric Institute Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1998, and reinvestment of all dividends).

Comparison of 5-year Cumulative Total Returns of
Otter Tail Corporation, Edison Electric Institute Index and the
NASDAQ Stock Market (U.S.) Index

Assumes $100 invested on December 31, 1998

	1999	2000	2001	2002	2003
OTC	$98.70	$152.82	$166.63	$159.68	$165.14
EEI	$81.40	$120.45	$109.86	$93.68	$115.67
NASDAQ	$185.43	$111.83	$88.76	$61.37	$91.75

Approval of Auditors

At the Annual Meeting, the Board of Directors will propose that shareholders ratify the appointment of the firm of Deloitte & Touche LLP as the certified public accountants to audit the consolidated financial statements of Otter Tail Corporation for 2004. This firm has no direct or indirect financial interest in Otter Tail Corporation. A partner of the certified public accounting firm of Deloitte & Touche LLP will be present at the annual meeting to answer questions and to make a statement if he or she desires to do so. Proxies, unless otherwise directed thereon, will be voted in favor of this proposal.

Fees

Fees that Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates billed to Otter Tail Corporation for audit of Otter Tail Corporation’s annual consolidated financial statements for 2003 and 2002 and the consolidated financial statements included in Otter Tail Corporation’s quarterly reports on Form 10-Q for 2003 and 2002, as well as fees billed for nonaudit services for 2003 and 2002 are as follows:

Fees for Professional Services

	2002		2003

Audit Fees	$394,843		$469,500
Audit-Related Fees	72,015	(a)	62,847	(b)

Total Audit and Audit Related fees	466,858		532,347
Tax Fees	147,498	(c)	103,299	(d)
All Other Fees:
Acquisition Consulting	—		28,520

Total Fees	614,356		664,166

(a)	Includes fees for benefit plan testing of $39,100, an S-3 filing of $18,000, SFAS 133 assistance of $10,230, assistance with due diligence of $4,685.

(b)	Includes advisory services related to marking derivatives to market using a forward price curve model for $27,490, fees for benefit plan testing of $21,500 and fees for Sarbanes-Oxley advisory services of $13,857.

(c)	Includes fees for tax planning of $82,000, change in accounting method for tax depreciation of $23,850, licensing of CORPTAX software of $17,378, assistance with acquisitons of $7,010, year-end planning assistance of $6,930 and other smaller projects.

(d)	Includes the Sales Tax project for $30,135, Solway embedded cost project for $21,584, licensing of CORPTAX software of $21,200, acquisition assistance for $10,275, year-end planning assistance of $7,175 and other smaller projects.

Pre-approval of Audit/Non-audit Services Policy

The Company’s Audit Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. The independent auditor has reviewed this policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

Four categories of services have been defined by the Company within the policy:

Audit services are specified services directly related to performing the independent audit of Otter Tail Corporation and its subsidiaries. The Audit Firm will submit to the Audit Committee for pre-approval the scope and estimated fees associated with the current year audit at the July Audit Committee meeting.

Audit-related services are specified services that are related extensions of audit services and are logically performed by the auditors. Additional services exceeding the specified pre-approved limits require specific Audit Committee approval.

Tax services are specified services related to tax matters. Using the Audit Firm for these matters creates efficiencies, minimizes disruption, or preserves confidentiality. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.

Other services include (a) “synergistic” services for which utilizing the audit firm creates efficiencies, minimizes disruption, or preserves confidentiality, or (b) “unique qualifications” services for which management has determined that the audit firm possesses unique or superior qualifications to provide the services. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval. The Audit Committee approved all non-audit services.

“Restricted” non-audit services include nine specific restricted services outlined in the SEC’s final rule on auditor independence issued January 28, 2003. These services are not to be performed by the audit firm.

Shareholder Proposals for 2005 Annual Meeting

Any holder of common shares of Otter Tail Corporation who intends to present a proposal which may properly be acted upon at the 2005 Annual Meeting of Shareholders of Otter Tail Corporation must submit such proposal to Otter Tail Corporation so that it is received at Otter Tail Corporation’s executive offices at 4334 18th Avenue SW, Suite 200, P. O. Box 9156, Fargo, North Dakota 58106-9156, on or before November 11, 2004, for inclusion in Otter Tail Corporation’s Proxy Statement and form of Proxy relating to that meeting.

Other Business

As of the date hereof, the Board of Directors of Otter Tail Corporation is aware of no other proposals to be presented to the meeting, in addition to the items described above. If any other matters properly come before the meeting, the proxies will vote thereon at their discretion.

A copy of Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, is available without charge to shareholders. Address written requests to:

Corporate Secretary
Otter Tail Corporation
Box 9156
Fargo, ND 58106-9156

Appendix 1
Audit Committee Charter

I.	Purpose

The Audit Committee of the Board of Directors (“Board”) of Otter Tail Corporation (“Corporation”) has been formed to provide oversight to corporate accounting and financial reporting practices, and to ensure the integrity of financial reports as well as legal compliance and business ethics. The Audit Committee’s primary duties and responsibilities are to:

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit function and the Board.

•	Serve as an independent and objective party to oversee the Corporation’s financial reporting processes, the audits of the financial statements, and internal control system.

II.	Membership

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined in Rule 4200 of the National Association of Securities Dealers and Rule 10(a)(3) of the Security and Exchange Commission. All members of the Audit Committee will have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be a financial expert as that term has been defined by the Security and Exchange Commission.

Terms of members shall continue until a successor is appointed by the Board. The Board may remove, replace or add new members to the Audit Committee at any time at its sole discretion.

III.	Duties and Responsibilities

The Audit Committee shall have all of the authority of the Board to act or exercise corporate powers with respect to the following:

•	Review the Audit Committee Charter at least annually and make recommendations to the Board for modifications.

•	Select and retain the independent accountants for the annual financial audit, considering independence and effectiveness. Determine the appropriate compensation for the independent accountants, additional duties to be assigned to them, including non-audit services and review their work.

•	Retain such other advisors as it deems necessary to fulfill its work.

•	Consult with the independent accountants without management’s presence about internal controls, disagreements between the independent accountants and management, and the completeness and accuracy of the financial statements.

•	Review, prior to the annual audit, the scope and general extent of the independent accountants’ audit examinations including their engagement letter.

•	Be apprised on audit work performed by other accounting firms upon which the independent accountants rely.

•	Review and discuss with the independent accountants significant relationships they have with the Corporation to determine and ensure their independence.

•	Review the internal audit function of the Corporation including its independence, review its compliance with the Institute of Internal Auditors Standards, and review the annual internal audit plan.

•	Review the findings of completed internal audits and be apprised of any difficulties encountered by the internal audit team during the course of its work, including any restrictions on the scope of work or access to required information.

•	Meet at least annually with internal audit, without management present, to allow opportunity for free and open dialogue.

•	Review annual and quarterly financial statements with management and the independent accountants to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, and approve such financial statements prior to release.

•	Review the SEC Form 10-K, Form 10-Q and other Forms as appropriate prior to filing.

•	Consider the independent accountants’ judgments regarding the quality and appropriateness of financial statements.

•	Make inquiries of management and the independent accountants concerning the adequacy of the Corporation’s system of internal controls.

•	Inquire of management and the independent accountants about material risks or exposures, including legal matters, and assess the steps management has taken to minimize such risks and exposures.

•	Following completion of the annual audit, be apprised of any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Approve material related party transactions.

•	Review the Corporation’s Code of Conduct annually and direct management to establish a system reasonably designed to ensure compliance with the Code, and to ensure that the Committee has an opportunity to review and act upon complaints related to accounting, internal controls and audit matters, and approve any waivers of the Code of Conduct for Directors and Executive Officers.

IV.	Agenda

The Chair of the Committee, in consultation with appropriate members of the Corporation’s management, will develop the Audit Committee’s agenda for each meeting. The agenda shall be included with the written notice of the meeting.

V.	Meetings and Actions

The Audit Committee will normally meet at least four (4) times each year. Meetings of the Audit Committee shall be called at the request of the Chair with not less than 10 calendar days prior written notice to members. Any action by the Audit Committee can be taken at a meeting or, in lieu of a meeting, by written action signed by not less than a majority of the members of the Audit Committee. A meeting of the Audit Committee may be conducted by conference call, video conference, or other similar electronic arrangement allowing for verbal discussion of the matters being considered. Any action taken by the Audit Committee shall require the approval of a majority of the members of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of the business of the Audit Committee. Attendance at a meeting of the Audit Committee shall constitute a waiver of notice of the meeting.

VI.	Standard of Conduct:

The standard of conduct for the members of the Audit Committee shall be the same as the standard of conduct for directors of the Board under Section 302A.251 of Minnesota Statutes.

VII.	Amendment

The Charter for the Audit Committee is subject to amendment at any time and for any reason by the Board.

215 South Cascade Street
Box 496
Fergus Falls, Minnesota 56538-0496

4334 18th Avenue SW
Box 9156
Fargo, North Dakota 58106-9156

www.ottertail.com

215 South Cascade Street, Fergus Falls, MN 56537

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This proxy will be voted as directed. In the absence of specific directions, the proxy will be voted for the election of Directors, and FOR Item 2.

Please sign exactly as name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.

P/N

Dated:________________, 2004

Signature	Signature, if held jointly

Please return upper portion in envelope provided.

PLEASE VOTE YOUR PROXY...NOW!

Please vote your proxy promptly. This will help save the expense of follow-up letters to shareholders who have not responded. If you vote by the Internet or telephone, please do not mail your proxy card.

OTTER TAIL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
Monday, April 12, 2004

10:00 AM

ADMISSION TICKET

(OVER)

ANNUAL MEETING ADMISSION TICKET

Admission ticket for Otter Tail Corporation Annual Meeting of Shareholders, April 12, 2004 at 10:00 a.m. at the Bigwood Event Center, 921 Western Avenue (Highway 210 West and I-94), Fergus Falls, MN.

Number of individuals __________

Please present this ticket for admittance of shareholder(s) named above.

VOTING INSTRUCTIONS
You may vote your proxy in one of three ways	Company Number: 664
Number:

VOTE BY THE INTERNET — http://secure.ottertail.com/proxy

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week.

•	You will be prompted to enter the 3-digit company number and the 6-digit number, which are located in the box above.

•	Internet voting will terminate at 12:00 noon C.S.T., April 9, 2004.

VOTE BY TELEPHONE — 1-888-514-5365

•	Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week.

•	You will be prompted to enter the 3-digit company number and the 6-digit number which are located in the box above.

•	Please note the following options:

➢	To vote as the Board of Directors recommends on All proposals: Press 1

➢	To vote on each item separately, press 0. You will then hear these instructions:

Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

➢	When asked, you must confirm your vote by pressing 1.

•	Phone voting will terminate at 12:00 noon C.S.T., April 9, 2004.

VOTE BY MAIL

•	Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

Thank you for voting.

òPlease detach here ò

PROXY
Solicited on Behalf of the Board of Directors of
OTTER TAIL CORPORATION

The undersigned hereby appoint THOMAS M. BROWN and DENNIS R. EMMEN (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all common shares that the undersigned is entitled to vote at the Annual Meeting of Otter Tail Corporation to be held April 12, 2004, and at any adjournment thereof, and hereby directs that this proxy be voted as instructed herein. The Board of Directors recommends voting FOR the election of Directors (Item 1), and FOR the ratification of Deloitte & Touche, LLP (Item 2).

1.	ELECTION OF DIRECTORS

01) Arvid R. Liebe	02) John C. MacFarlane	03) Gary J. Spies

☐FOR	☐FOR	☐FOR
☐WITHHOLD	☐WITHHOLD	☐WITHHOLD

2.	THE RATIFICATION OF DELOITTE & TOUCHE LLP as auditors.

FOR   ☐                   AGAINST   ☐                     ABSTAIN   ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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